Exhibit 99.1

Investor Contact:	Media Contact:
Garen Sarafian	Katie Savastano
ir@bauschhealth.com	corporate.communications@bauschhealth.com
(877) 281-6642 (toll free)	(908) 541-3785

BAUSCH HEALTH ANNOUNCES THIRD QUARTER 2025 RESULTS

•Third Quarter Consolidated Revenues of $2.68 billion, up 7% on a Reported basis and 5% on an Organic (non-GAAP)1 basis over the prior year period
•GAAP Net Income Attributable to Bausch Health of $179 million and GAAP Net Income of $181 million
•Consolidated Adjusted EBITDA Attributable to Bausch Health (non-GAAP)1 of $986 million, including an $81 million acquired In-Process Research & Development ("IPR&D") charge, up 8% on a Reported basis over the prior year period
BAUSCH HEALTH EXCLUDING BAUSCH + LOMB THIRD QUARTER 2025 RESULTS

•Delivered tenth consecutive quarter of year-over-year Revenue and Adjusted EBITDA (non-GAAP)1 growth, with 7% Reported and 5% Organic (non-GAAP)1 Revenue growth, and 7% Adjusted EBITDA (non-GAAP)1 growth, including an $81 million charge for acquired IPR&D
•Raising full-year 2025 Revenue, Adjusted EBITDA (non-GAAP)1, and Adjusted Cash Flow from Operations (non-GAAP)1 guidance
•Completed acquisition of DURECT Corporation, expanding Bausch Health's hepatology portfolio with addition of lead asset, Larsucosterol, a novel epigenetic modulator with FDA Breakthrough Therapy Designation for treatment of alcohol-associated hepatitis (“AH”)

LAVAL, QC, October 29, 2025 – Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) ("Bausch Health" or the "Company" or "we" or "our") today announced its third quarter 2025 financial results and other key updates from the quarter.

"The third quarter marks our tenth consecutive quarter of year-over-year growth in Revenue and Adjusted EBITDA for Bausch Health, excluding Bausch + Lomb, highlighting our team's consistent execution and operational excellence. The completion of our acquisition of DURECT Corporation in the quarter further strengthens our growth platform in R&D, complementing our existing hepatology pipeline and broadening the reach of our diverse portfolio across therapeutic areas and geographies. As we approach the close of 2025, we remain focused on executing against our strategic priorities, driving strong year-end performance, and unlocking value for shareholders." said Thomas J. Appio, Chief Executive Officer, Bausch Health.

Third Quarter 2025 Revenue Performance

Total consolidated reported revenues were $2.68 billion for the third quarter of 2025, compared with $2.51 billion in the third quarter of 2024, an increase of $171 million, or 7%. Excluding the impact of foreign exchange of $29 million, acquisitions of $3 million, and divestitures and discontinuations which negatively impacted the prior year by $3 million, revenue increased 5% on an organic1 basis compared with the third quarter of 2024.

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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the "Non-GAAP Information" section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures and ratios to the most directly comparable GAAP measure.

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Reported revenues by segment were as follows:

	Three Months Ended September 30,		Reported Change		Change at Constant Currency[1] (Non-GAAP)	Change in Organic Revenue[1] (Non-GAAP)
(in millions)	2025	2024	Amount	Pct.
Total Bausch Health Revenues	$2,681	$2,510	$171	7%	6%	5%

Bausch Health (excl. B+L)	$1,400	$1,314	$86	7%	6%	5%
Salix segment	$716	$642	$74	12%	12%	11%
International segment	$286	$291	($5)	(2%)	(5%)	(4%)
Solta Medical segment	$140	$112	$28	25%	24%	24%
Diversified segment	$258	$269	($11)	(4%)	(4%)	(6%)
Bausch + Lomb segment	$1,281	$1,196	$85	7%	6%	6%

Salix Segment
Salix segment reported revenues were $716 million for the third quarter of 2025, compared with $642 million for the third quarter of 2024, an increase of $74 million, or 12%. Excluding divestitures and discontinuations, which negatively impacted the prior year by $2 million, segment revenues increased 11% on an organic1 basis compared with the third quarter of 2024. Xifaxan® was the primary contributor to growth, with 16% revenue growth in the third quarter of 2025 compared with the prior year period.

International Segment
International segment reported revenues were $286 million for the third quarter of 2025, compared with $291 million for the third quarter of 2024, a decrease of $5 million, or 2%. Excluding the impact of foreign exchange of $9 million and divestitures and discontinuations of $1 million, segment revenues decreased 4% on an organic1 basis compared with the third quarter of 2024, partially offset by strength in EMEA.

Solta Medical Segment
Solta Medical segment reported revenues were $140 million for the third quarter of 2025, compared with $112 million in the third quarter of 2024, an increase of $28 million, or 25%. Excluding a $1 million favorable impact from foreign exchange, segment revenues increased on an organic1 basis by 24% compared with the third quarter of 2024, led by growth in APAC, most notably in South Korea.

Diversified Segment
Diversified segment reported revenues were $258 million for the third quarter of 2025, compared with $269 million for the third quarter of 2024, a decrease of $11 million, or 4%. Excluding divestitures and discontinuations, which negatively impacted the prior year by $6 million, segment revenues decreased 6% on an organic1 basis compared with the third quarter of 2024.

Bausch + Lomb Segment
Bausch + Lomb segment reported revenues were $1.28 billion for the third quarter of 2025, compared with $1.20 billion for the third quarter of 2024, an increase of $85 million, or 7%. Excluding the impact of foreign exchange of $19 million, acquisitions of $3 million and divestitures and discontinuations of $4 million, segment revenues increased 6% on an organic1 basis compared with the third quarter of 2024.

Consolidated Operating Income
Consolidated operating income was $619 million for the third quarter of 2025, compared with $318 million for the third quarter of 2024, an increase of $301 million, attributable to an increase in contribution and lower

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selling, general and administrative expense, partially offset by higher R&D expense and higher acquired IPR&D expense related to the acquisition of DURECT.

Consolidated Net Income Attributable to Bausch Health
Consolidated net income attributable to Bausch Health for the third quarter of 2025 was $179 million, compared with consolidated net loss attributable to Bausch Health of $85 million for the third quarter of 2024, an increase of $264 million.

Consolidated Adjusted Net Income Attributable to Bausch Health (non-GAAP)1
Consolidated adjusted net income attributable to Bausch Health (non-GAAP)1 for the third quarter of 2025 was $434 million, compared with $415 million for the third quarter of 2024, an increase of $19 million, primarily due to an increase in contribution and lower selling, general, and administrative expense, partially offset by higher interest expense.

Consolidated Earnings Per Share Attributable to Bausch Health
Consolidated GAAP earnings per share attributable to Bausch Health for the third quarter of 2025 was $0.48, compared with loss per share of ($0.23) for the third quarter of 2024.

Consolidated Adjusted EBITDA Attributable to Bausch Health (non-GAAP)1
Consolidated adjusted EBITDA attributable to Bausch Health (non-GAAP)1 was $986 million for the third quarter of 2025, which includes an $81 million acquired IPR&D charge, compared with $909 million for the third quarter of 2024, an increase of $77 million.

Consolidated Cash Provided by Operating Activities
The Company generated $405 million of cash from operating activities in the third quarter of 2025, flat versus $405 million in the third quarter of 2024.

Balance Sheet Highlights

•In August 2025, the Company redeemed its outstanding 9.25% Senior Unsecured Notes due 2026 with an aggregate par value of approximately $601 million, for an aggregate cost of approximately $602 million.
•Subsequent to the close of the quarter, the Company repaid in full and cancelled its $300 million receivables financing facility on October 27, 2025.
•Consolidated cash and cash equivalents of $1,308 million as of September 30, 2025.
•Bausch Health continues to focus on strengthening its balance sheet and delivering value to shareholders.

Bausch Health (excluding Bausch + Lomb) Notable R&D Updates

•RED-C: prevention and delay of first episode of hepatic encephalopathy
◦On track for top-line Phase 3 results anticipated by early 2026
•Larsucosterol (Epigenetic modulator): FDA Breakthrough Therapy Designation for treatment of AH
◦Phase 3 program in development to evaluate safety and efficacy in patients with severe AH
•Clear + Brilliant® Touch: fractionated laser device for skin resurfacing
◦Received approval from Chinese National Medical Products in August 2025

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Focus on Strategic Priorities

The Company delivered strong financial momentum nine months into 2025, with revenue and earnings growth across multiple segments, and successfully completed a major refinancing initiative to significantly improve its debt maturities profile. The Company remains committed to evaluating all options for unlocking shareholder value, including maximizing the value of our Bausch Health and Bausch + Lomb assets.

2025 Financial Outlook

The Company raised its Consolidated full-year Revenue and Adjusted EBITDA (non-GAAP)1 guidance for 2025, which excludes the impact of an $81 million charge for acquired IPR&D.

Bausch Health (excluding Bausch + Lomb) raised its full year Revenue, Adjusted EBITDA (non-GAAP)1, and Adjusted Cash Flow from Operations (non-GAAP)1 guidance, which includes the currently estimated impact of applicable tariffs as of the date of this release.

Current Guidance (as of October 29, 2025)
	BHC	BHC (excl. B+L)	B+L
Revenues (in Billions)	$10.050 - $10.250	$5.000 - $5.100	$5.050 - $5.150
Revenue growth vs. Prior Year		3% - 6%
Adjusted EBITDA[1] (in Billions)	$3.570 - $3.660	$2.700 - $2.750	$0.870 - $0.910
Adj. EBITDA[1] growth vs. Prior Year		6% - 8%
Adjusted Cash Flow from Operations[1] (in Billions)		$0.975 - $1.025

Note: Adjusted EBITDA1 guidance for BHC and BHC (excl. B+L) excludes an $81 million charge for acquired IPR&D

Other than with respect to GAAP revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP)1. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the “Forward-looking Statements” section of this news release. The guidance in this news release is only effective as of the date it is given and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. The rapid recent developments in the evolving landscape of tariffs, non-tariff barriers and counter-measures and other responses have resulted in uncertainty regarding these matters and the effects they may have. We continue to assess the direct and indirect impacts on our businesses of such tariffs, non-tariff barriers, retaliatory tariffs and other trade protectionist measures as the situation develops, and there can be no assurance that such impacts will not be adverse.

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Conference Call Details

Date:	Wednesday, October 29, 2025

Time:	5:00 p.m. EDT

Webcast:	http://ir.bauschhealth.com/events-and-presentations

A replay of the conference call will be available on the investor relations website.

About Bausch Health
Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information, visit www.bauschhealth.com and connect with us on LinkedIn.

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Forward-looking Statements
This news release contains forward-looking information and statements within the meaning of the U.S.
Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws (collectively, “forward-looking statements”), including, but not limited to, statements relating to the Company’s future prospects and performance, financial guidance, research and development efforts and anticipated timing or results thereof, proposed plan to separate its eye health business, including the timing thereof, the potential impacts of its acquisition of DURECT Corporation (the “Transaction”), management of its balance sheet, generation of cash, ability to launch and commercialize new products, including the timing of regulatory processes with respect to the Company’s product pipeline, ability to enforce and defend its Xifaxan® intellectual property rights, ability to execute its growth strategies and strategic priorities generally, as well as other corporate and strategic transactions and the potential impacts of the Inflation Reduction Act ("IRA") and the selection by the Centers for Medicare & Medicaid Services (“CMS”) of Xifaxan® for the second round of negotiation under the drug price negotiation program for initial price applicability in 2027, as well as our ability to mitigate the effects of pricing controls. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and positive and negative variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the full-year guidance, are based upon the current expectations and beliefs of management. The Company’s 2025 financial outlook and full-year guidance are included to provide further information about management’s expectations about the Company’s future business operations, activities and results and may not be appropriate for other purposes.
These forward-looking statements are subject to certain factors, risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These factors, risks and uncertainties include, but are not limited to the following: the impact of current market and economic conditions in one or more of the Company’s markets; the impact of inflation and other macroeconomic factors on the Company’s business and operations; the impact of pricing controls, and social or governmental pressure to lower the cost of drugs, such as legislation including the IRA, drug pricing control programs and our ability to negotiate and mitigate the effects of pricing controls; the ability to complete the separation of Bausch + Lomb, including the timing and structure thereof, and to achieve the expected benefits thereof, and other risks and uncertainties relating to such separation, including actual and potential litigation related thereto; uncertainty of commercial success for new and existing products; challenges to patents; challenges to the Company’s ability to enforce and defend against challenges to its patents; the impact of patent expirations and the ability of the Company to successfully execute strategic plans; compliance with legal and regulatory requirements; our substantial debt and current and future debt service obligations; the impact of potential imposition of and adverse changes to duties, tariffs and other trade protection measures (including any retaliations to such measures); uncertainties relating to the impact of the Transaction on Bausch’s business, financial position and results of operations, including with respect to expectations regarding margin expansion, accretion and deleveraging; uncertainties relating to the effect of the announcement of the Transaction on the ability of the parties thereto to maintain relationships with customers, suppliers, and other business partners; risks relating to potential diversion of management attention away from ongoing business operations; and other factors, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors, risks and uncertainties are incorporated herein by reference.
Additional information regarding certain of these material factors and assumptions may be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to

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place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.
Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and non-GAAP ratios to provide supplemental information to readers. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of its operating performance. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.
However, these measures and ratios are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to such similarly titled non-GAAP financial measures and ratios used by other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP Net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
Commencing in the third quarter of 2025, the Company now includes payments of Acquired IPR&D in the calculation of Adjusted Cash Flow From Operations (non-GAAP). Prior-period amounts presented herein have been restated to conform to the current year’s presentation.
Specific Non-GAAP Measures
EBITDA (non-GAAP), Adjusted EBITDA (non-GAAP) and Adjusted EBITDA attributable to Bausch Health (non-GAAP)
EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization. Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization, and certain other items described below. Adjusted EBITDA attributable to Bausch Health (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) as defined below.
Management believes that Adjusted EBITDA (non-GAAP) and Adjusted EBITDA attributable to Bausch Health (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the

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Company believes that these metrics focus management of the Company’s underlying operational results and business performance. As a result, the Company uses these metrics to assess the financial performance of the Company and to forecast future results as part of its guidance. Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.
Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization and the following items:
•Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain severance-related costs. Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for sale from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.
•Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Acquisition-related costs and adjustments (excluding amortization of intangible assets): The Company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are

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significantly impacted by the timing and size of its acquisitions. In addition, the Company excludes acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Gain (loss) on extinguishment of debt: The Company has excluded gain (loss) on extinguishment of debt as this represents a gain or loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.
•Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities regarding the separation of the eye-health business. Separation costs are incremental costs directly related to effectuating the separation of the eye-health business, and include, but are not limited to, legal, audit and advisory fees. Separation-related costs are incremental costs indirectly related to the separation of the eye-health business and include, but are not limited to, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net (gain) loss on sale of assets or other disposition of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded IT infrastructure investments that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. The Company has also excluded certain other costs, including professional fees associated with contemplated, but not completed, strategic transactions. The Company excluded these costs as the consideration of such matters are outside of the ordinary course of continuing operations and are infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.
Adjusted EBITDA attributable to Bausch Health (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest (non-GAAP). Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) is Net income attributable to noncontrolling interest (its most directly comparable GAAP financial measure) adjusted for the portion of the adjustments described above attributable to noncontrolling interest.

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Adjusted Net Income (non-GAAP) and Adjusted Net Income attributable to Bausch Health (non-GAAP)
Adjusted net income (non-GAAP) is Net income (its most directly comparable GAAP financial measure), adjusted for asset impairments, goodwill impairments, restructuring, integration and transformation costs, acquisition-related costs and adjustments (excluding amortization of intangible assets), gain (loss) on extinguishment of debt, separation costs and separation-related costs, other non-GAAP adjustments as these adjustments are described above, and amortization of intangible assets and write down of financing fees as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
•Write down of financing fees: In addition to excluding Gain on extinguishment of debt, the Company has excluded the impact of the write down of financing fees from Adjusted net income (non-GAAP). The amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control. In addition, the Company excluded these costs as they are outside of the ordinary course of continuing operations and are infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors.
Adjusted net income attributable to Bausch Health (non-GAAP) is Adjusted net income (non-GAAP) further adjusted to exclude the Adjusted net income attributable to noncontrolling interest (non-GAAP). Adjusted net income attributable to noncontrolling interest (non-GAAP) is Net income attributable to noncontrolling interest (its most directly comparable GAAP financial measure) adjusted for the portion of the adjustments described above attributable to noncontrolling interest.
Historically, management has used Adjusted net income (loss) (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as described above) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance. It is also noted that, in recent periods, our GAAP Net income (loss) was significantly lower than our Adjusted net income (non-GAAP).

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Organic Revenue (non-GAAP) and Change in Organic Revenue (non-GAAP)
Organic revenue (non-GAAP) and Change in organic revenue (non-GAAP), are defined as GAAP Revenue and change in GAAP Revenue (the most directly comparable GAAP financial measures), adjusted for changes in foreign currency exchange rates (if applicable) and excluding the impact of recent acquisitions, divestitures and discontinuations, as defined below. Organic revenue (non-GAAP) is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic revenue (non-GAAP) and change in organic revenue (non-GAAP) to assess performance of its reportable segments, and the Company in total. The Company believes that providing these non-GAAP measures is useful to investors as they provide a supplemental period-to-period comparison.
The adjustments to GAAP Revenue to determine Organic Revenue (non-GAAP) and Change in Organic Revenue (non-GAAP) are as follows:
•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue and change in organic revenue exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and change in organic revenue exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.
Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for the effects of changes in foreign currencies. The impact of changes in foreign currency exchange rates is determined by comparing the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
Please also see the reconciliation tables below for further information as to how these non-GAAP measures and ratios are calculated for the periods presented.
Adjusted EBITDA excluding Bausch + Lomb (non-GAAP)
Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) is Adjusted EBITDA (non-GAAP) adjusted to remove Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP). Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP) is Income (loss) before income taxes of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s interest expense, depreciation, amortization and other adjustments as described above, allocated or attributable to Bausch + Lomb.

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Adjusted EBITDA excluding Bausch + Lomb is not intended to be, and may not be, representative of income from continuing operations (for Bausch Health excluding Bausch + Lomb) or from discontinued operations (for Bausch + Lomb) in accordance with GAAP, as: (i) the criteria for that accounting has not been met and (ii) certain cost allocations to Bausch Health excluding Bausch + Lomb and Bausch + Lomb are not in accordance with the criteria for that accounting. As such, Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if Bausch + Lomb met the criteria to be treated as a discontinued operation during any of the periods presented.
Adjusted Cash Flow from Operations excluding Bausch + Lomb (non-GAAP)
Adjusted Cash Flow from Operations excluding Bausch + Lomb (non-GAAP) is Adjusted Cash Flow from Operations (non-GAAP) adjusted to remove Adjusted Cash Flow from Operations attributable to Bausch + Lomb (non-GAAP). Adjusted Cash Flow from Operations (non-GAAP) is Cash generated from operations (its most directly comparable GAAP financial measure) adjusted for: (i) payments of legacy legal settlements, net of insurance recoveries and restitution payments received, (ii) payments of transformation costs, (iii) payments for separation costs and separation-related costs, (iv) interest payments charged against premium, (v) financing fees paid in connection with the debt refinancing transactions and (vi) payments of acquired IPR&D expense. Adjusted Cash Flow from Operations attributable to Bausch + Lomb (non-GAAP) is Cash Flow from Operations of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s payment of separation costs, separation-related costs and other adjustments as described above, allocated or attributable to Bausch + Lomb.
Management believes that Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) and Adjusted Cash Flow from Operations excluding Bausch + Lomb (non-GAAP), along with the GAAP and other non-GAAP measures used by management, most appropriately reflects how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that these metrics focus management on the Company's underlying operational results and business performance. As a result, the Company uses these metrics to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors.

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Bausch Health Companies Inc.				Table 1
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2025 and 2024
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Revenues
Product sales	$2,657	$2,482	$7,388	$6,990
Other revenues	24	28	82	76
	2,681	2,510	7,470	7,066
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	735	682	2,166	2,018
Cost of other revenues	15	14	49	37
Selling, general and administrative	795	850	2,556	2,476
Research and development	166	146	468	453
Amortization of intangible assets	253	274	765	818
Asset impairments	1	—	1	6
Restructuring, integration and separation costs	17	1	49	25
Other expense, net	80	225	77	245
	2,062	2,192	6,131	6,078
Operating income	619	318	1,339	988
Interest income	15	7	39	24
Interest expense	(412)	(346)	(1,207)	(1,051)
Gain on extinguishment of debt	3	—	181	23
Foreign exchange and other	(7)	—	(41)	(26)
Income (loss) before income taxes	218	(21)	311	(42)
Provision for income taxes	(37)	(71)	(88)	(128)
Net income (loss)	181	(92)	223	(170)
Net (income) loss attributable to noncontrolling interest	(2)	7	46	31
Net income (loss) attributable to Bausch Health Companies Inc.	$179	$(85)	$269	$(139)

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Bausch Health Companies Inc.				Table 2
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (non-GAAP)
For the Three and Nine Months Ended September 30, 2025 and 2024
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$181	$(92)	$223	$(170)
Non-GAAP adjustments: (a)
Amortization of intangible assets	253	274	765	818
Asset impairments	1	—	1	6
Restructuring, integration and transformation costs	27	5	108	50
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(11)	48	(5)	83
Gain on extinguishment of debt, net of write down of financing fees	(2)	—	(128)	(23)
IT infrastructure investment	5	7	17	27
Separation costs and separation-related costs	(2)	6	5	16
Legal and other professional fees	5	11	19	25
Gain on sale of assets, net	(6)	(5)	(6)	(10)
Litigation and other matters, net of insurance recoveries and restitutions	35	188	40	215
Other	4	1	38	12
Tax effect of non-GAAP adjustments	(42)	(18)	(80)	(66)
Total non-GAAP adjustments	267	517	774	1,153
Adjusted net income (non-GAAP)	448	425	997	983
Adjusted net income attributable to noncontrolling interest (non-GAAP)	(14)	(10)	(8)	(19)
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$434	$415	$989	$964
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch Health Companies Inc.			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Nine Months Ended September 30, 2025 and 2024
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$735	$682	$2,166	$2,018
Fair value inventory step-up resulting from acquisitions (a)	(19)	(21)	(62)	(61)
Adjusted cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$716	$661	$2,104	$1,957
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$795	$850	$2,556	$2,476
IT infrastructure investment (b)	(5)	(7)	(17)	(27)
Legal and other professional fees (c)	(5)	(11)	(19)	(25)
Separation-related costs (d)	2	(5)	(5)	(13)
Transformation costs (e)	(10)	(5)	(59)	(27)
Adjusted selling, general and administrative (non-GAAP)	$777	$822	$2,456	$2,384
Research and development reconciliation:
GAAP Research and development	$166	$146	$468	$453
Separation-related costs (d)	—	—	—	(1)
Adjusted research and development (non-GAAP)	$166	$146	$468	$452
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$253	$274	$765	$818
Amortization of intangible assets (f)	(253)	(274)	$(765)	(818)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Asset impairments reconciliation:
GAAP Asset impairments	$1	$—	$1	$6
Asset impairments (g)	(1)	—	(1)	(6)
Adjusted asset impairments (non-GAAP)	$—	$—	$—	$—
Restructuring, integration and separation costs reconciliation:
GAAP Restructuring, integration and separation costs	$17	$1	$49	$25
Restructuring and integration costs (e)	(17)	—	(49)	(23)
Separation costs (d)	—	(1)	—	(2)
Adjusted restructuring, integration and separation costs (non-GAAP)	$—	$—	$—	$—

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Bausch Health Companies Inc.			Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Nine Months Ended September 30, 2025 and 2024
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Other expense, net reconciliation:
GAAP Other expense, net	$80	$225	$77	$245
Litigation and other matters, net of insurance recoveries and restitutions (h)	(35)	(188)	(40)	(215)
Acquisition-related contingent consideration (a)	32	(25)	72	(19)
Gain on sale of assets, net (i)	6	5	6	10
Acquisition-related costs (j)	(2)	(2)	(5)	(3)
Adjusted other expense, net (non-GAAP)	$81	$15	$110	$18
Gain on extinguishment of debt reconciliation:
GAAP Gain on extinguishment of debt	$3	$—	$181	$23
Gain on extinguishment of debt (k)	(3)	—	(181)	(23)
Adjusted gain on extinguishment of debt (non-GAAP)	$—	$—	$—	$—
Interest expense reconciliation:
GAAP Interest expense	$(412)	$(346)	$(1,207)	$(1,051)
Write-down of financing fees (l)	(1)	—	(53)	—
Adjusted Interest expense (non-GAAP)	$(413)	$(346)	$(1,260)	$(1,051)
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(7)	$—	$(41)	$(26)
Other professional fees (m)	(4)	(1)	(38)	(10)
Other (m)	—	—	—	(2)
Adjusted foreign exchange and other (non-GAAP)	$(11)	$(1)	$(79)	$(38)
Provision for income taxes reconciliation:
GAAP Provision for income taxes	$(37)	$(71)	$(88)	$(128)
Tax effect of non-GAAP adjustments (n)	(42)	(18)	(80)	(66)
Adjusted provision for income taxes (non-GAAP)	$(79)	$(89)	$(168)	$(194)
Net (income) loss attributable to noncontrolling interest reconciliation:
GAAP Net (income) loss attributable to noncontrolling interest	$(2)	$7	$46	$31
Noncontrolling interest portion of amortization of intangible assets (o)	(8)	(9)	(24)	(26)
Noncontrolling interest portion of all other adjustments (o)	(4)	(8)	(30)	(24)
Adjusted net (income) loss attributable to noncontrolling interest (non-GAAP)	$(14)	$(10)	$(8)	$(19)

(a)    Represents the two components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b)    Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(c)    Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2).
(d)    Represents the three components of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(e)    Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see table 2).
(f)    Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(g)    Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(h)    Represents the sole component of the non-GAAP adjustment of “Litigation and other matters, net of insurance recoveries and restitutions” (see Table 2).
(i)    Represents the sole component of the non-GAAP adjustment of “Gain on sale of assets, net” (see Table 2).

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(j)    Represents the sole component of the non-GAAP adjustment of “Acquisition-related costs” (see Table 2).
(k)    Represents the sole component of the non-GAAP adjustment of “Gain on extinguishment of debt” (see Table 2).
(l)    Represents the sole component of the non-GAAP adjustment of “Write-down of financing fees” (see Table 2).
(m)    Represents the two components of the non-GAAP adjustment of “Other and other professional fees” (see Table 2).
(n)    Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).
(o)    Represents the portion of the non-GAAP adjustments attributable to noncontrolling interest (see Table 2).

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Bausch Health Companies Inc.			Table 2b
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP)
For the Three and Nine Months Ended September 30, 2025 and 2024
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$181	$(92)	$223	$(170)
Interest expense, net	397	339	1,168	1,027
Provision for income taxes	37	71	88	128
Depreciation and amortization	306	322	918	960
EBITDA (non-GAAP)	921	640	2,397	1,945
Adjustments:
Asset impairments	1	—	1	6
Restructuring, integration and transformation costs	27	5	108	50
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(11)	48	(5)	83
Gain on extinguishment of debt	(3)	—	(181)	(23)
Share-based compensation	43	38	132	107
Separation costs and separation-related costs	(2)	6	5	16
Other adjustments:
Litigation and other matters, net of insurance recoveries and restitutions	35	188	40	215
IT infrastructure investment	5	7	17	27
Legal and other professional fees (a)	5	11	19	25
Gain on sale of assets, net	(6)	(5)	(6)	(10)
Other	4	1	38	12
Adjusted EBITDA (non-GAAP) (b)	1,019	939	2,565	2,453
Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) (c)	(33)	(30)	(76)	(81)
Adjusted EBITDA attributable to Bausch Health Companies Inc. (non-GAAP) (d)	$986	$909	$2,489	$2,372
(a) Legal and other professional fees incurred during the three and nine months ended September 30, 2025 and 2024 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(b) Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) is Net loss attributable to noncontrolling interest adjusted for the noncontrolling interest portion of the adjustments above as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2025	2024	2025	2024
Net (income) loss attributable to noncontrolling interest	$(2)	$7	$46	$31
Noncontrolling interest portion of adjustments for:
Interest expense, net	(13)	(12)	(41)	(35)
Depreciation and amortization	(13)	(13)	(39)	(38)
All other adjustments	(5)	(12)	(42)	(39)
Adjusted EBITDA attributable to noncontrolling interest (non-GAAP)	$(33)	$(30)	$(76)	$(81)
(c) Includes the impact of Acquired IPR&D charges of $81 million and $15 million for the three months ended September 30, 2025 and 2024, respectively, and $110 million and $18 million for the nine months ended September 30, 2025 and 2024, respectively.
(d)    Includes the impact of Acquired IPR&D charges net of noncontrolling interest (non-GAAP) of $81 million and $13 million for the three months ended September 30, 2025 and 2024, respectively, and $106 million and $16 million for the nine months ended September 30, 2025 and 2024, respectively.

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Bausch Health Companies Inc.										Table 3a
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended September 30, 2025 and 2024
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	September 30, 2025				September 30, 2024			Change in GAAP Revenues		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch Health (excl. B+L)
Salix	$716	$—	$—	$716	$642	$2	$644	$74	12%	$72	11%

International	286	(9)	—	277	291	(1)	290	(5)	(2)%	(13)	(4)%

Solta Medical	140	(1)	—	139	112	—	112	28	25%	27	24%

Diversified
Neuro	146	—	—	146	170	(3)	167	(24)	(14)%	(21)	(13)%
Dermatology	74	—	—	74	61	6	67	13	21%	7	10%
Generics	16	—	—	16	16	3	19	—	—	(3)	(16)%
Dentistry	22	—	—	22	22	—	22	—	—	—	—
Total Diversified	258	—	—	258	269	6	275	(11)	(4)%	(17)	(6)%

Bausch Health (excl. B+L) revenues	1,400	(10)	—	1,390	1,314	7	1,321	86	7%	69	5%

Bausch + Lomb
Vision Care	736	(11)	—	725	684	(4)	680	52	8%	45	7%
Surgical	215	(6)	(3)	206	206	—	206	9	4%	—	—
Pharmaceuticals	330	(2)	—	328	306	—	306	24	8%	22	7%
Total Bausch + Lomb revenues	1,281	(19)	(3)	1,259	1,196	(4)	1,192	85	7%	67	6%

Total Bausch Health Companies Inc. revenues	$2,681	$(29)	$(3)	$2,649	$2,510	$3	$2,513	$171	7%	$136	5%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended September 30, 2025 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release) and acquisitions. Organic revenue (non-GAAP) for the three months ended September 30, 2024 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

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Bausch Health Companies Inc.										Table 3b
Organic Growth (non-GAAP) - by Segment
For the Nine Months Ended September 30, 2025 and 2024
(unaudited)
	Calculation of Organic Revenue for the Nine Months Ended
	September 30, 2025				September 30, 2024			Change in GAAP Revenues		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch Health (excl. B+L)
Salix	$1,885	$—	$—	$1,885	$1,699	$16	$1,715	$186	11%	$170	10%

International	826	4	—	830	832	(6)	826	(6)	(1)%	4	—

Solta Medical	381	4	—	385	302	—	302	79	26%	83	27%

Diversified
Neuro	382	—	—	382	401	(3)	398	(19)	(5)%	(16)	(4)%
Dermatology	175	—	—	175	185	8	193	(10)	(5)%	(18)	(9)%
Generics	55	—	—	55	65	5	70	(10)	(15)%	(15)	(21)%
Dentistry	70	—	—	70	71	—	71	(1)	(1)%	(1)	(1)%
Total Diversified	682	—	—	682	722	10	732	(40)	(6)%	(50)	(7)%

Bausch Health (excl. B+L) revenues	3,774	8	—	3,782	3,555	20	3,575	219	6%	207	6%

Bausch + Lomb
Vision Care	2,145	(12)	—	2,133	2,016	(6)	2,010	129	6%	123	6%
Surgical	645	(7)	(15)	623	612	—	612	33	5%	11	2%
Pharmaceuticals	906	(2)	—	904	883	(1)	882	23	3%	22	2%
Total Bausch + Lomb revenues	3,696	(21)	(15)	3,660	3,511	(7)	3,504	185	5%	156	4%

Total Bausch Health Companies Inc. revenues	$7,470	$(13)	$(15)	$7,442	$7,066	$13	$7,079	$404	6%	$363	5%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the nine months ended September 30, 2025 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release) and acquisitions. Organic revenue (non-GAAP) for the nine months ended September 30, 2024 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

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Bausch Health Companies Inc.				Table 4
Other Financial Information
(unaudited)

(in millions)			September 30, 2025	December 31, 2024
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents			$1,308	$1,181
Restricted cash			32	20
Cash, cash equivalents and restricted cash			$1,340	$1,201

(in millions)			September 30, 2025	December 31, 2024
Debt Obligations
Senior Secured Credit Facilities:
Revolving Credit Facilities			$—	$110
AR Credit Facility			300	300
Term Loan Facilities			5,801	5,518
Senior Secured Notes			10,318	9,305
Senior Unsecured Notes			4,098	5,235
Other			12	12
Total long-term debt and other, net of premiums, discounts and issuance costs			20,529	20,480
Plus: Unamortized premiums, discounts and issuance costs			513	1,136
Total long-term debt and other			$21,042	$21,616

(in millions)			September 30, 2025	December 31, 2024
Maturities of Debt Obligations (at principal amount)
Remainder of 2025			$314	$2,380
2026			58	767
2027			701	6,963
2028			5,923	7,168
2029			1,663	1,609
2030			4,018	1,130
2031 - 2032			7,852	463
Total debt obligations			$20,529	$20,480

Three Months Ended September 30,			Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Cash provided by operating activities	$405	$405	$905	$996

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Bausch Health Companies Inc.						Table 5
Reconciliation of Reported Net Income (Loss) to Adjusted EBITDA (non-GAAP)
For the Three Months Ended September 30, 2025 and 2024
(unaudited)
	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024
(in millions)	Bausch Health Companies, Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L)	Bausch Health Companies, Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L)
Net Income (Loss)	$181	$(25)	$206	$(92)	$8	$(100)
Interest expense, net	397	98	299	339	96	243
Provision for income taxes	37	22	15	71	(66)	137
Depreciation and amortization	306	109	197	322	110	212
EBITDA(1)	921	204	717	640	148	492
Adjustments:
Asset impairments	1	—	1	—	—	—
Restructuring, integration and transformation costs	27	20	7	5	11	(6)
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	(11)	(2)	(9)	48	24	24
Gain on extinguishment of debt	(3)	(3)	—	—	—	—
Share-based compensation	43	27	16	38	24	14
Separation costs and separation-related costs	(2)	(2)	—	6	(1)	7
Other adjustments:
Litigation and other matters, net of insurance recoveries and restitutions	35	1	34	188	1	187
IT infrastructure investment	5	5	—	7	7	—
Legal and other professional fees	5	2	3	11	2	9
Gain on sale of assets, net	(6)	(6)	—	(5)	—	(5)
Other	4	—	4	1	—	1
Adjusted EBITDA (non-GAAP) (1),(2)	$1,019	$246	$773	$939	$216	$723

Impact of Acquired IPR&D	$81	—	$81	$15	$15	—
(1) This is a non-GAAP measure. Management considers the presentation of Adjusted EBITDA for Bausch Health (excl. B+L) (non-GAAP) to be meaningful information and utilizes it in decision making and for compensation purposes. Adjusted EBITDA for Bausch Health Excluding B+L (non-GAAP) is not intended to be representative of GAAP continuing operations and Adjusted EBITDA for B+L is not intended to be representative of discontinued operations as the criteria for that accounting has not been met. As such, Adjusted EBITDA excluding B+L (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if B+L met the criteria to be treated as a discontinued operation during any of the periods presented.
(2) Adjusted EBITDA (non-GAAP) above includes Adjusted EBITDA attributable to noncontrolling interests. For Bausch Health Companies Inc., this amounted to $33 million and $30 million, which includes $3 million and $4 million related to B+L, for the three months ended September 30, 2025 and 2024, respectively.

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